                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
          of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                         ADDvantage Media Group, Inc.
                         ----------------------------
                 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1)   Title to each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         ADDvantage Media Group, Inc.
                            808 North 16/th/ Street
                         Broken Arrow, Oklahoma 74012

                             INFORMATION STATEMENT

                              GENERAL INFORMATION

                           YOUR VOTE IS NOT REQUIRED


     We are furnishing this information statement to all of the holders of our common stock, par value $0.01 per share, in connection with the approval and adoption of an amendment to our certificate of incorporation by a written consent of the holders of a majority of our outstanding shares of common stock. This information statement is being mailed on or about November 29, 1999 to all shareholders of record at the close of business on November 29, 1999. As of that date, there were ______ shares of common stock outstanding, each entitled to one vote on each matter of business put to a shareholder vote.

     On November 10, 1999, our Board of Directors approved an amendment to the certificate of incorporation to change our name to "ADDvantage Technologies Group, Inc." On November 10, 1999, the written consent approving the amendment was signed by David E. Chymiak, Kenneth A. Chymiak and Susan C. Chymiak, who are the beneficial owners of 8,059,000 shares of our common stock which represented approximately 83% of all of our outstanding common stock at November 10, 1999. As a result, the amendment to the certificate of incorporation was approved by the majority of the issued and outstanding shares of our common stock and no further votes will be needed. The written consent will become effective on or about December 20, 1999, but in no event less than 20 days after we have first mailed this information statement to the shareholders of the Company.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

     This information statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act, as amended, to inform holders of common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent, of the action being taken.

NAME CHANGE

     Our Board of Directors approved a proposal to amend our certificate of incorporation to change our corporate name to "ADDvantage Technologies Group, Inc." On September 30, 1999, we acquired TULSAT Corporation. As a result of the acquisition, TULSAT became our wholly owned subsidiary and our only operating company. TULSAT is a supplier of equipment, parts and services to the cable television industry. It maintains one of the largest inventories in the industry with new, surplus and refurbished equipment, accessories and construction hardware. Accordingly, our Board of Directors believes that the continued use of "Media" in our name may cause some confusion because we no longer are a participant in the media industry. Our Board of Directors also believes that the new name better reflects the nature of our current business as well as the businesses in which we would like to become involved in the future.

     The acquisition of TULSAT resulted in a change in control of our ownership. The Board of Directors believes that the change in the corporate name is appropriate to reflect the change in control and provide us with increased independent name recognition.

CHANGE OF CONTROL

     On September 30, 1999, David E. Chymiak, Kenneth A. Chymiak and Susan C. Chymiak ("New Shareholders") acquired 8,000,000 shares of our common stock, 200,000 shares of our newly authorized Series A Cumulative Convertible Preferred Stock (which is convertible into 2,000,000 shares of our common stock) and 300,000 shares of our newly authorized Series B Cumulative Preferred Stock in exchange for their shares and notes of TULSAT.

     The shares of preferred stock are non-voting, but the shares of the Company's common stock received by the New Shareholders represented approximately 82% of our outstanding common stock. At the closing, TULSAT became a wholly owned subsidiary of the Company and the officers and directors of the Company other than Gary W. Young resigned. David E. Chymiak has become Chairman of the Board, Kenneth A. Chymiak has become President, Chief Executive Officer and a director and Stephen J. Tyde and Freddie H. Gibson have become directors. This change of control was described more fully in the disclosure statement we mailed to you about October 5, 1999.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of October 31, 1999, the number and percentage of shares of our common stock and preferred stock owned beneficially, by class and on a combined basis, by (i) each current director, (ii) each executive officer, (iii) all executive officers and directors as a group, and
(iv) each person who is known by us to own beneficially more than 5% of our common stock or preferred stock. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers with respect to the shares.

                                                             Number of                  Number of
                                 Number of                   Shares of                  Shares of
                                 Shares of                    Series A                   Series B
                                  Common                     Preferred                  Preferred
                                   Stock         Percent       Stock        Percent       Stock        Percent
Name and Address of            Beneficially     of Class    Beneficially      of       Beneficially      of
 Beneficial Owner                Owned (1)         (1)         Owned       Class(1)       Owned       Class(1)
 ----------------                ---------         ---         -----       --------       -----       --------
Gary W. Young                       163,708(2)        1.7%            -0-        -0-             -0-        -0-
808 N. 16/th/ Street
Broken Arrow, OK 74012

Kenneth A. Chymiak (4)            4,000,000          41.2%        100,000         50%        150,000         50%
808 N. 16/th/ Street
Broken Arrow, OK 74012

David E. Chymiak                  4,059,000          41.8%        100,000         50%        150,000         50%
808 N. 16/th/ Street
Broken Arrow, OK 74012

Stephen J. Tyde                       5,000            *              -0-        -0-             -0-        -0-
8008 S. Fulton Ave.
Tulsa, OK 74136

Freddie H. Gibson                       -0-           -0-             -0-        -0-             -0-        -0-
808 S. Erie Avenue
Tulsa, OK 74136

All Executive Officers and        8,227,707(3)       84.7%        200,000        100%        300,000        100%
Directors as a group
(5 persons)

_____________________________
*  Less than one percent.

(1) Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table or the percentage ownership of all officers and directors as a group.

(2) Includes 25,000 shares subject to stock options which are fully exercisable.

(3) Includes an aggregate 25,000 shares subject to stock options which are currently exercisable.

(4) All of the shares beneficially owned by Mr. Chymiak are held of record 50% by him as trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992 and 50% by his wife as trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

PROPOSALS OF SHAREHOLDERS

     We have changed our fiscal year end to September 30, beginning with September 30, 1999. Thus, our next Annual Meeting of Shareholders is expected to be held in February or March of 2000. Therefore, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders should have been received by us at our principal executive offices, 808 North 16th Street, Broken Arrow, Oklahoma 74012, prior to November 1, 1999 to be considered for inclusion in our proxy statement and accompanying proxy for that meeting. In addition, if a shareholder wishes to present a proposal at the 2000 Annual Meeting that will not be included in our proxy statement and fails to notify the Company by December 31, 1999, then the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders will include discretionary authority to vote on the shareholder's proposal in the event that it is properly brought before the meeting.


                         By Order of the Board of Directors,

                         /s/ Lynnwood R. Moore, Jr.

                         Lynnwood R. Moore, Jr., Secretary

Broken Arrow, Oklahoma
November 18, 1999

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